UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 16, 2015

Date of report (date of earliest event reported)

The Habit Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36749	36-4791171
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

17320 Red Hill Avenue, Suite 140

Irvine, CA

(Address of principal executive offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2015, the Compensation Committee of the Board of Directors of The Habit Restaurants, Inc. (the “Company”) approved a form of restricted stock award (“RSA”) agreement and a form of nonstatutory stock option (“NSO”) agreement for use under, and subject to the terms of, The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan.

The form of RSA agreement will be used to evidence grants of restricted stock to be made to employees of the Company, including to the Company’s named executive officers. Shares of restricted stock will vest in accordance with the terms set forth in a participant’s RSA agreement. Unvested shares subject to the RSA will generally be forfeited upon a failure to satisfy the applicable service or other vesting condition. A participant is also entitled to receive any dividends that are paid in respect of shares subject to the RSA, provided that such dividends will be subject to the same restrictions as the associated shares in respect of which the dividends were received. Any cash amounts that would have been paid in respect of a share subject to the RSA will be paid to the participant, without interest, only upon, or within thirty days following, the date on which such associated share vests.

The form of NSO agreement will be used to evidence grants of nonstatutory stock options to be made to employees of the Company, including to the Company’s named executive officers. NSOs will vest and become exercisable in accordance with the terms set forth in a participant’s NSO agreement and will remain exercisable until they expire or are forfeited. If a participant’s employment or other service terminates, his or her unvested NSOs will automatically expire and he or she will generally have until the earlier of the 45th day following such termination and the expiration date of the NSOs to exercise his or her vested NSOs. If a participant’s employment terminates due to death or disability, he or she will generally have until the first anniversary of such termination to exercise any vested NSOs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement under The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan

10.2	Form of Nonstatutory Stock Option Agreement under The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Habit Restaurants, Inc.

By:	/s/ Ira Fils
Ira Fils Chief Financial Officer and Secretary

Date: April 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement under The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan

10.2	Form of Nonstatutory Stock Option Agreement under The Habit Restaurants, Inc. 2014 Omnibus Incentive Plan